LAW OFFICES OF
                                TOLAN S. FURUSHO
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           12729 Northup Way, Suite #2oBellevue, Washington 98005-1935
                    Phone (425) 452-8639 Fax (425) 452-8622



February 21, 2002

Daniel Najor, President/Chairman
Food Palace International, Inc.
3550 National Avenue
San Diego, CA 92113

         Re: Food Palace International, Inc. Registration Statement on Form SB-2
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Ladies and Gentlemen:

The undersigned has been retained by Food Palace International, Inc. (formally known as Tejon Acquisition Corp.) hereinafter referred to as the "Company", in regards to the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

     In connection with the request I have examined the following:

1.   Certificate of Incorporation of Tejon acquisition Corp.;
2.   Articles of Incorporation of Food Palace International, Inc.;
3.   Food Palace International, Inc. Corporate Charter;
4.   Report by Andersen Andersen & Strong, L.C. re: Company's financial audit;
5.   Action of Written Consent for the Stockholders of Tejon Acquisition Corp.;
6. Action of Written Consent for the Stockholders of Food Palace International, Inc.;
7.   Agreement of Merger and Plan of Reorganization between Tejon and FPI;
8.   Articles of Merger of Tejon into FPI.

I examined such other corporate records and documents and have made such other examinations as I have determined relevant. Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

I consent to my name being used in the Registration Statement as having rendered the forgoing opinion and as having represented the Company in connection with the Registration Statement.

If there are any questions regarding this opinion, or any other matter connected with the Company's registration, please do not hesitate to call.

Sincerely,


/s/ Tolan S. Furusho, Esq.